UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2005
AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of incorporation or organization) Delaware Delaware	(Commission File Number) 333-121479 333-84294	(I.R.S. Employer Identification No.) 20-1854833 13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)
Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Principal Officers; Appointment of Directors; Appointment of Principal Officers
This Form 8-K/A amends the Current Report on Form 8-K (the “Original Filing”) of American Achievement Corporation (the “Company”), filed on July 22, 2005, which disclosed that Mr. Donald J. Percenti was appointed as Chief Executive Officer of the Company, effective September 1, 2005. Mr. Percenti has most recently served as AAC’s Senior Vice President On Campus and General Manager for Printing since 1996. At the time of the Original Filing, Mr. Percenti had not yet entered into an employment agreement reflecting his appointment as Chief Executive Officer of the Company.
On August 10, 2005, Mr. Percenti entered into an employment agreement with the Company. The initial term of his employment agreement is for two years from August 10, 2005, which can be automatically extended for additional one year terms on August 10th of each succeeding year thereafter unless earlier terminated by the Company upon not less than 60 days’ prior notice. The employment agreement provides Mr. Percenti with an annual salary of $325,000. Under his employment agreement, Mr. Percenti’s salary is subject to such changes as the Company’s Board of Directors may determine from time to time.
Mr. Percenti’s employment agreement provides for an annual bonus in an amount up to 70% of Mr. Percenti’s salary, determined by the Company’s Board of Directors, and based upon the achievement of certain targets or standards as are determined by the Company’s Board of Directors. Mr. Percenti’s employment agreement also provides that he participates in the Company’s employee benefit plans (including incentive bonus plans and incentive stock plans) as the Company maintains and as may be established for the Company’s employees from time-to-time on the same basis as other executive employees are entitled to participate. In addition, the Company pays Mr. Percenti a car allowance of up to $750 a month.
Mr. Percenti’s employment agreement provides that in the event his employment is terminated without “cause” or for “good reason” (each as defined in his employment agreement), he will be entitled to receive bi-weekly payments equal to the average of his bi-weekly compensation in effect within the two years preceding the termination for a period of the greater of 18 months or the remaining term of his employment agreement. He will also be entitled to elect the continuation of health benefits at no cost to himself. Mr. Percenti’s employment agreement does not provide him with any payments that are contingent upon a “change in control.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25 2005	By:	/s/ SHERICE BENCH

Sherice Bench Chief Financial Officer